UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Demand Media, Inc. (the “Company”) and Google Inc. (“Google”) entered into a new Google Services Agreement (the “Agreement”), effective November 1, 2014, that replaces the Company’s previous services agreement with Google. Pursuant to the Agreement, Google will provide the following advertising and search services to the Company: Adsense for Search (“AFS”), Adsense for Content (“AFC”), Google DoubleClick AdX Service (“AdX” and together with AFS and AFC, the “Advertising Services”), Websearch Service (“WS”), and Custom Search Engine (“CSE” and together with WS, the “Search Services”). The Company will receive from Google a specified percentage of the net revenues generated by the various Advertising Services. The Company will pay Google a specified amount per 1,000 requests for the Search Services, as well as a percentage of revenues paid to the Company by certain of the Company’s customers (the “AdX Partners”) for advertisements that the Company provides to the AdX Partners through AdX.

The Agreement is effective from November 1, 2014 through October 31, 2016 (the “Term”), unless terminated earlier pursuant to the terms of the Agreement. At the end of the Term, the AdX service will automatically renew for additional one year terms (each, an “AdX Renewal Term”) unless either party notifies the other of its intent not to renew the Agreement at least 30 days prior to the end of the Term or the then-current AdX Renewal Term. All other services may only be renewed by a definitive written agreement between the parties. Either party may terminate the Agreement with notice if the other party is in material breach of the Agreement (i) where the breach is incapable of remedy, (ii) where the breach is capable of remedy and the party in breach fails to remedy that breach within 30 days after receiving notice from the other party, or (iii) more than twice even if the previous breaches were remedied. Either party may also terminate the Agreement following a change of control of the other party. Either party may terminate the AdX services under the Agreement for any or no reason upon 30 days prior notice to the other party. Google may also terminate the Agreement for certain other reasons set forth in the Agreement.

Google will indemnify the Company from and against all liabilities, damages and costs arising out of a third party claim that the authorized use of Google’s technology used to provide the services or any of Google’s trade names, trademarks, logos or other distinctive brand features infringe or misappropriate any copyright, trade secret, trademark or U.S. patent of that third party, or arising from Google’s breach of the Agreement. The Company will indemnify Google from and against all liabilities, damages and costs arising out of a third party claim (i) arising from the Company’s content that is not provided by Google, the Company’s websites using the services provided under the Agreement, or the Company’s trade names, trademarks, logos or other distinctive brand features; (ii) arising from the Company’s breach of the Agreement; (iii) arising from any client application approved by Google for the purpose of accessing a service provided under the Agreement; (iv) arising from any metadata and related content provided by the Company for CSE; (v) relating to any use of, or access to, the AdX service by any of the AdX Partners; or (vi) brought by any of the AdX Partners against Google relating to the implementation or displays of advertisements on such AdX Partner’s website under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	DEMAND MEDIA, INC.
	By:	/s/ Mel Tang
Mel Tang
Chief Financial Officer